UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-53868	30-0696883
(Commission File Number)	(I.R.S. Employer Identification No.)

7065 Confederate Park Road, Suite 102
Fort Worth, Texas, 76108
(Address of principal executive offices)  (Zip Code)

(817) 744-8502
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities.

As of May 3, 2012, Circle Star Energy Corp. (the “Company”) issued 4,800,000 shares of common stock in connection with the exercise of 4,800,000 share purchase warrants as $0.50 per share. The Company received $2,400,000 in proceeds. The warrants were issued on June 15, 2011 in a private placement by the Company of 4,800,000 units at a price of $0.25 per unit, each unit consisted of one share of common stock and one common stock purchase warrant, exercisable to acquire one share of common stock of the Company at an exercise price of $0.50 through June 15, 2013. The terms of the offering are described in more detail on the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on June 21, 2011.

The common stock issued in connection with the exercise of the warrants was issued to non-U.S. persons outside of the United States in off-shore transactions. The shares were not registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and are deemed “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act). The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The securities were issued pursuant to exemptions available under Regulation S from the registration requirements of the Securities Act.

Item 7.01   Regulation FD Disclosure

The Company has issued the press release attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is intended to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01   Exhibits

Exhibit Number	Exhibit
99.1	Press Release dated May 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP. (Registrant)

Dated: May 3, 2012	By: /s/ G. Jonathan Pina G. Jonathan Pina Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated May 3, 2012